                                                                   Exhibit 99.7

                         Notice of Guaranteed Delivery
                   (Not to be Used for Signature Guarantees)
                                      of
                           Shares of Common Stock of

                       RICHTON INTERNATIONAL CORPORATION

   This form or a facsimile hereof must be used in connection with your election if:

     (a) certificates for shares of common stock of Richton International Corporation are not immediately available;

     (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

    (c) the Election Form/Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York, the exchange agent, prior to 5:00 p.m., Eastern Time, on the business day next preceding the effective time of the merger of Richton with a wholly owned subsidiary of Deere & Company--the election deadline.

   The merger is expected to close on September 25, 2001, which would make the election deadline 5:00 p.m., Eastern Time, on September 24, 2001. Deere and Richton may extend the merger closing to a later date, in which case the election deadline would be extended to the business day next preceding the actual date of the effective time of the merger.

   This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

                            The Exchange Agent is:

                             The Bank of New York

                  For information (toll free): (800) 507-9357

            By Mail:                   By Facsimile Transmission:       By Hand or Overnight Courier:
  Tender & Exchange Department               (212) 815-6213              Tender & Exchange Department
         P.O. Box 11248                   To Confirm Facsimile                101 Barclay Street
      Church Street Station           Transmissions: (For Eligible        Receive and Deliver Window
  New York, New York 10286-1248            Institutions Only)              New York, New York 10286
                                             (212) 815-6156
                                        (For Confirmation Only)

   Delivery of this instrument to an address other than as set forth above or transmission of instructions to a facsimile number other than as set forth above does not constitute valid delivery.

   This form is not to be used to guarantee signatures. If a signature on an Election Form/Letter of Transmittal is required to be guaranteed by an "eligible instruction" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form/Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby surrenders to The Bank of New York, the exchange agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which are hereby acknowledged, the number of shares of common stock of Richton International Corporation specified below pursuant to the guaranteed delivery procedure set forth below.

                                                      SIGN HERE


(Please type or print)
Certificate Nos. (if available): _____   --------------------------------------


Number of shares: ____________________   --------------------------------------
                                                      Signature(s)


--------------------------------------
               Name(s)                   Dated: _______________________________


--------------------------------------   [_] Check here if shares will be
               Address tendered by book-entry transfer and fill in the information below:


--------------------------------------
                                         The Depository Trust Company


--------------------------------------
 Area Code(s) and Telephone Number(s)    DTC Account Number: __________________

                                         Transaction Code Number: _____________

                         GUARANTEED DELIVERY PROCEDURE

   In order for an election to be effective, The Bank of New York, the exchange agent, must receive a properly completed Election Form/Letter of Transmittal, accompanied by certificates representing shares of common stock of Richton International Corporation currently held by you (or a proper guarantee of delivery, as described below), no later than 5:00 p.m., Eastern Time, on the election deadline (as described above). Persons whose certificates are not immediately available also may make an election by completing the Election Form/Letter of Transmittal (or a facsimile thereof) and submitting it to the exchange agent by the election deadline and by having a Guaranty of Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the exchange agent no later that 5:00 p.m., Eastern Time, on the date two business days after the effective time of the merger, which is scheduled for September 25, 2001 (the "Guaranteed Delivery Deadline")).

   If the exchange agent does not receive a properly completed Election Form/Letter of Transmittal, accompanied by all stock certificates, by the election deadline (unless a Guaranty of Delivery has been properly completed and delivered by the election deadline and such certificates are received by the exchange agent by the Guaranteed Delivery Deadline), the stockholder's shares of Richton common stock will be treated as if a non-election was made with respect to them.

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

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

   THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION", AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION", GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS ALL BY THE GUARANTEED DELIVERY DEADLINE.

   The Eligible Institution that completes this Form must communicate the guarantee to the exchange agent and must deliver the Election Form/Letter of Transmittal and certificates representing shares of Richton common stock to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

           Authorized Signature: ___________________________________

           Name: ___________________________________________________
                                (Please Print)

           Title: __________________________________________________

           Name of Firm: ___________________________________________

           Address: ________________________________________________
                             (Including Zip Code)

           Area Code and Telephone Number: _________________________

           Date: ___________________________________________________


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